Exhibit 99.1

nLIGHT, Inc. Announces Second Quarter 2026 Results
Record revenues of $82.6 million increased 34% year-over-year
Record quarterly Products revenue of $59.4 million increased 45% year-over-year

CAMAS, Wash., August 6, 2026 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications, today reported financial results for the second quarter of 2026.

“Our second quarter results represent another strong quarter of execution for nLIGHT with total revenue, gross margin and Adjusted EBITDA at or above our expectations, driven by continued strength in our key defense and advanced manufacturing markets,” commented Scott Keeney, nLIGHT’s Chairman and Chief Executive Officer. “Our pipeline of new opportunities in directed energy continues to expand, with the Department of War’s Joint Laser Weapon Systems contract as the latest example. Our laser sensing and advanced manufacturing opportunities also continue to grow, providing us with a broad base of new and existing programs that we expect will continue to provide attractive long-term growth opportunities for nLIGHT.”

Second Quarter 2026 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2026	2025	% Change
Revenues	$82,591	$61,735	33.8%
Gross margin	31.1%	29.9%
Loss from operations	$(3,567)	$(4,236)	15.8%
Operating margin	(4.4)%	(6.8)%
Net loss	$(1,339)	$(3,591)	62.7%
Adjusted EBITDA(1)	$10,731	$5,550	NM*
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release. * Not meaningful

Record revenues of $82.6 million for the second quarter of 2026 were up 33.8% compared to $61.7 million for the second quarter of 2025. Gross margin was 31.1% for the second quarter of 2026 compared to 29.9% for the second quarter of 2025. GAAP net loss for the second quarter of 2026 was $1.3 million, or $0.02 per diluted share, compared to net loss of $3.6 million, or $0.07 per diluted share, for the second quarter of 2025. Non-GAAP net income for the second quarter of 2026 was $9.6 million, or $0.17 per diluted share, compared to non-GAAP net loss of $2.9 million, or $0.06 per diluted share, for the second quarter of 2025. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the third quarter of 2026, nLIGHT expects revenues to be in the range of $63 million to $73 million. The midpoint of $70 million includes Products revenue of approximately $43 million and Advanced Development revenue of approximately $25 million. Due to supply chain challenges, nLIGHT’s third quarter revenue guidance excludes approximately $17 million of product revenue that nLIGHT would have expected to ship in the third quarter but is now expected to be delivered in future quarters.

nLIGHT expects overall gross margin to be in the range of 24% to 30%, with Products gross margin in the range of 34% to 40% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of $1 million to $7 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Webcast at 2:00 p.m. Pacific Time, Thursday, August 6, 2026

A webcast to discuss the second quarter results will be held on Thursday, August 6, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The audio webcast will be available on the investor relations section of the company's web site at http://investors.nlight.net. A replay of the webcast will be available shortly after the conclusion of the call.

The webcast can also be accessed directly at https://events.q4inc.com/attendee/189677464.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including non-GAAP gross margin, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP gross margin as GAAP gross margin adjusted for stock-based compensation and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP gross margin, GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, our business strategy and opportunities to grow our business, ongoing supply chain challenges, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs more than 800 people with operations in the United States, Europe and Asia. The company’s vertically integrated approach enables performance leadership from laser chip through system-level solutions. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
Vice President, Corporate Development & Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Products	$59,363	$40,824	$117,565	$76,502
Development	23,228	20,911	45,207	36,901
Total revenue	82,591	61,735	162,772	113,403
Cost of revenue:
Products	34,929	25,105	67,739	48,829
Development	21,937	18,173	42,795	32,318
Total cost of revenue(1)	56,866	43,278	110,534	81,147
Gross profit	25,725	18,457	52,238	32,256
Operating expenses:
Research and development(1)	13,130	11,012	24,976	22,386
Sales, general, and administrative(1)	16,162	11,681	31,253	23,716
Restructuring	—	—	295	—
Total operating expenses	29,292	22,693	56,524	46,102
Loss from operations	(3,567)	(4,236)	(4,286)	(13,846)
Other income:
Interest income	2,474	1,108	4,036	2,796
Interest expense	(204)	(388)	(504)	(436)
Other income (expense), net	33	(58)	188	(44)
Loss before income taxes	(1,264)	(3,574)	(566)	(11,530)
Income tax expense	75	17	128	154
Net loss	$(1,339)	$(3,591)	$(694)	$(11,684)
Net loss per share, basic and diluted	$(0.02)	$(0.07)	$(0.01)	$(0.24)
Shares used in per share calculations:
Basic and diluted	56,983	49,581	55,560	49,338

(1)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenues	$1,217	$598	$2,271	$1,168
Research and development	2,682	1,834	4,943	3,618
Sales, general, and administrative	7,064	3,939	14,635	7,641
	$10,963	$6,371	$21,849	$12,427

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$295,761	$98,699
Marketable securities	34,686	34,934
Accounts receivable, net	46,825	50,836
Inventory	48,230	45,407
Prepaid expenses and other current assets	21,854	13,314
Total current assets	447,356	243,190
Restricted cash	322	322
Lease right-of-use assets	13,571	15,020
Property, plant and equipment, net	42,687	42,114
Goodwill	12,425	12,448
Other assets, net	1,228	2,116
Total assets	$517,589	$315,210

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,946	$20,890
Accrued liabilities	17,289	19,052
Deferred revenues	10,725	1,489
Current portion of lease liabilities	2,787	2,776
Line of credit	—	20,000
Total current liabilities	54,747	64,207
Non-current income taxes payable	5,833	5,902
Long-term lease liabilities	12,056	13,431
Other long-term liabilities	5,050	4,921
Total liabilities	77,686	88,461
Stockholders' equity:
Common stock - par value	17	16
Additional paid-in capital	792,595	578,360
Accumulated other comprehensive loss	(3,452)	(3,064)
Accumulated deficit	(349,257)	(348,563)
Total stockholders’ equity	439,903	226,749
Total liabilities and stockholders’ equity	$517,589	$315,210

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(694)	$(11,684)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,322	6,220
Amortization	382	865
Reduction in carrying amount of right-of-use assets	1,411	169
Provision for losses on (recoveries of) accounts receivable	(36)	(895)
Stock-based compensation	21,849	12,427
Deferred income taxes	9	23
Loss on disposal of property, plant and equipment	47	98
Interest earned on marketable securities not yet received	(536)	(597)
Non-cash restructuring charges	50	—
Changes in operating assets and liabilities:
Accounts receivable, net	4,039	(8,546)
Inventory	(2,974)	(6,949)
Prepaid expenses and other current assets	(8,496)	1,285
Other assets, net	499	955
Accounts payable	2,997	3,461
Accrued and other long-term liabilities	(2,180)	3,165
Deferred revenues	9,238	(1,132)
Lease liabilities	(1,327)	(252)
Non-current income taxes payable	(184)	(18)
Net cash provided by (used in) operating activities	30,416	(1,405)
Cash flows from investing activities:
Proceeds from sale of fixed assets	—	443
Purchases of property, plant and equipment	(6,963)	(4,674)
Purchase of marketable securities	(34,173)	(34,288)
Proceeds from maturities and sales of marketable securities	34,918	34,136
Net cash used in investing activities	(6,218)	(4,383)
Cash flows from financing activities:
Proceeds from public offering, net of underwriting discounts	192,194	—
Public offering costs	(919)	—
Proceeds from line of credit	—	20,000
Repayments of line of credit	(20,000)	—
Proceeds from employee stock plan purchases	1,668	1,385
Proceeds from stock option exercises	217	162
Tax payments related to stock award issuances	(190)	(3,061)
Net cash provided by financing activities	172,970	18,486
Effect of exchange rate changes on cash	(106)	287
Net increase (decrease) in cash, cash equivalents and restricted cash	197,062	12,985
Cash and cash equivalents and restricted cash, beginning of period	99,021	66,088
Cash and cash equivalents and restricted cash, end of period	$296,083	$79,073
Supplemental disclosures:
Cash paid for interest, net	$486	$423
Operating cash outflows from operating leases	1,711	1,738
Right-of-use assets obtained in exchange for lease liabilities	(32)	1,222
Accrued purchases of property, equipment and patents	408	332
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$295,761	$78,812
Restricted cash	322	261
Total cash and cash equivalents and restricted cash	$296,083	$79,073

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Gross Profit

	Three Months Ended June 30,
	2026			2025
	Products	Development	Total	Products	Development	Total
Revenue	$59,363	$23,228	$82,591	$40,824	$20,911	$61,735
Cost of revenue	(34,929)	(21,937)	(56,866)	(25,105)	(18,173)	(43,278)
Gross profit	$24,434	$1,291	$25,725	$15,719	$2,738	$18,457
Non-GAAP adjustments
Stock-based compensation	762	455	1,217	598	—	598
Non-GAAP gross profit	$25,196	$1,746	$26,942	$16,317	$2,738	$19,055

Gross margin	41.2%	5.6%	31.1%	38.5%	13.1%	29.9%
Non-GAAP gross margin	42.4%	7.5%	32.6%	40.0%	13.1%	30.9%

	Six Months Ended June 30,
	2026			2025
	Products	Development	Total	Products	Development	Total
Revenue	$117,565	$45,207	$162,772	$76,502	$36,901	$113,403
Cost of revenue	(67,739)	(42,795)	(110,534)	(48,829)	(32,318)	(81,147)
Gross profit	$49,826	$2,412	$52,238	$27,673	$4,583	$32,256
Non-GAAP adjustments
Stock-based compensation	1,352	919	2,271	1,168	—	1,168
Non-GAAP gross profit	$51,178	$3,331	$54,509	$28,841	$4,583	$33,424

Gross margin	42.4%	5.3%	32.1%	36.2%	12.4%	28.4%
Non-GAAP gross margin	43.5%	7.4%	33.5%	37.7%	12.4%	29.5%

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(1,339)	$(3,591)	$(694)	$(11,684)
Income tax expense	75	17	128	154
Other income, net	(33)	58	(188)	44
Interest income	(2,474)	(1,108)	(4,036)	(2,796)
Interest expense	204	388	504	436
Depreciation and amortization	3,335	3,415	6,704	7,085
Stock-based compensation	10,963	6,371	21,849	12,427
Restructuring charges	—	—	295	—
Adjusted EBITDA	$10,731	$5,550	$24,562	$5,666

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(1,339)	$(3,591)	$(694)	$(11,684)
Add back:
Stock-based compensation(1)	10,963	6,371	21,849	12,427
Amortization of purchased intangibles(1)	—	149	—	298
Restructuring charges	—	—	295	—
Non-GAAP net income (loss)	9,624	2,929	21,450	1,041

GAAP weighted-average shares outstanding	56,983	49,581	55,560	49,338
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	56,983	49,581	55,560	49,338
Dilutive effect of common stock equivalents	5,325	1,573	5,621	1,568
Non-GAAP weighted-average number of shares, diluted	62,308	51,154	61,181	50,906

Non-GAAP net income per share, basic	$0.17	$0.06	$0.39	$0.02
Non-GAAP net income per share, diluted	$0.15	$0.06	$0.35	$0.02
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.

nLIGHT, Inc.

Supplemental Schedule of Financial Information
(In thousands)
(Unaudited)

Revenues by End Market

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Aerospace and Defense	$57,298	$40,695	$112,425	$73,401
Industrial	12,042	9,746	24,067	18,602
Microfabrication	13,251	11,294	26,280	21,400
	$82,591	$61,735	$162,772	$113,403